UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 17, 2020, the Board of Directors (the “Board”) of Natera, Inc., a Delaware Corporation (the “Company”), based on the recommendation of the Board’s Nominating and Corporate Governance Committee, (i) increased the size of the full Board from ten to 11 members and (ii) appointed Monica Bertagnolli, M.D., as a member of the Board, effective as of the date of such approval. The Board also determined that Dr. Bertagnolli qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market.

Dr. Bertagnolli will serve as a Class II director, with an initial term expiring at the 2023 annual meeting of stockholders. There is no arrangement or understanding between Dr. Bertagnolli and any other persons pursuant to which Dr. Bertagnolli was elected as a director. The Board has not appointed Dr. Bertagnolli to any Board committee at this time.

As a non-employee director, Dr. Bertagnolli is entitled to participate in the Company’s compensation program for non-employee directors. However, Dr. Bertagnolli has elected not to receive any cash or equity compensation pursuant to such compensation program for services rendered prior to the Company’s 2021 Annual Meeting of Stockholders.

The Company also entered into an Indemnification Agreement with Dr. Bertagnolli, providing for indemnification and advancement of litigation and other expenses to Dr. Bertagnolli to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on March 16, 2017 as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

There are no family relationships between Dr. Bertagnolli and any of the Company’s directors or executive officers and Dr. Bertagnolli does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 19, 2020, the Company issued a press release announcing Dr. Bertagnolli’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02(d).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017).

99.1	Press Release issued by the Company on November 19, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: November 23, 2020